AMENDMENT NO. 11
THIRD AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
     This Amendment dated as of December 1, 2011, amends the Third Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust, is hereby amended as follows:
W I T N E S S E T H:
     WHEREAS, the Trust desires to amend the Agreement to remove the following series portfolios: Invesco V.I. Basic Balanced Fund, Invesco V.I. Dynamics Fund, Invesco V.I. Financial Services Fund, Invesco V.I. Global Multi-Asset Fund, Invesco V.I. Large Cap Growth Fund, Invesco V.I. Global Dividend Growth Fund, Invesco V.I. Income Builder Fund, Invesco V.I. Select Dimensions Balanced Fund, Invesco V.I. Select Dimensions Dividend Growth Fund, Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund, Invesco Van Kampen V.I. Government Fund, Invesco Van Kampen V.I. High Yield Fund, Invesco Van Kampen V.I. International Growth Equity Fund and Invesco Van Kampen V.I. Value Fund;
     NOW THEREFORE, the parties agree that:
1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
TO
THIRD AMENDED AND RESTATED
MASTER ADMINISTRATIVE SERVICES AGREEMENT
OF
AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Portfolios	Effective Date of Agreement
Invesco V.I. Balanced-Risk Allocation Fund	January 7, 2011
Invesco V.I. Basic Value Fund	July 1, 2006
Invesco V.I. Capital Appreciation Fund	July 1, 2006
Invesco V.I. Capital Development Fund	July 1, 2006
Invesco V.I. Core Equity Fund	July 1, 2006
Invesco V.I. Diversified Income Fund	July 1, 2006
Invesco V.I. Global Health Care Fund	July 1, 2006
Invesco V.I. Global Real Estate Fund	July 1, 2006
Invesco V.I. Government Securities Fund	July 1, 2006
Invesco V.I. High Yield Fund	July 1, 2006
Invesco V.I. International Growth Fund	July 1, 2006
Invesco V.I. Leisure Fund	July 1, 2006
Invesco V.I. Mid Cap Core Equity Fund	July 1, 2006
Invesco V.I. Money Market Fund	July 1, 2006
Invesco V.I. Small Cap Equity Fund	July 1, 2006
Invesco V.I. Technology Fund	July 1, 2006
Invesco V.I. Utilities Fund	July 1, 2006
Invesco V.I. Dividend Growth Fund	February 12, 2010
Invesco V.I. High Yield Securities Fund	February 12, 2010

Portfolios	Effective Date of Agreement
Invesco V.I. S&P 500 Index Fund	February 12, 2010
Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco Van Kampen V.I. Capital Growth Fund	February 12, 2010
Invesco Van Kampen V.I. Comstock Fund	February 12, 2010
Invesco Van Kampen V.I. Equity and Income Fund	February 12, 2010
Invesco Van Kampen V.I. Global Value Equity Fund	February 12, 2010
Invesco Van Kampen V.I. Growth and Income Fund	February 12, 2010
Invesco Van Kampen V.I. Mid Cap Growth Fund	February 12, 2010
Invesco Van Kampen V.I. Mid Cap Value Fund	February 12, 2010
     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets
0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President
(SEAL)
AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President
(SEAL)

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